EXHIBIT 99.b


                                 AMENDMENT NO. 3
                                       TO
                            AIRCRAFT LEASE AGREEMENT



     This AMENDMENT NO. 3 TO AIRCRAFT LEASE AGREEMENT (this "Amendment No. 3"), dated as of May 3, 2000, is by and among FIRST SECURITY BANK, N.A., not in its individual capacity (except as expressly provided herein) but solely as owner trustee, a national banking association organized and existing under the laws of the United States of America with its principal place of business at 79 South Main Street, Salt Lake City, Utah 84111, U.S.A. ("Owner Trustee" or "Lessor"), SCANDINAVIAN AIRLINES SYSTEM Denmark-Norway-Sweden, a consortium organized and existing under the laws of Denmark, Norway and Sweden, with its principal office at Frosundaviks Alle 1, Solna, 161 87 Stockholm, Sweden ("Lessee") and SAS CAPITAL B.V., a company organized and existing under the laws of The Netherlands with its principal office at Hofplein 19, 3032 AC, Rotterdam, The Netherlands ("SAS BV"). Capitalized terms not defined herein are used as defined in the Lease (as defined below).

                                    RECITALS

A. Pursuant to the Aircraft Lease Agreement dated 29 December, 1993, among CIT Leasing (Bermuda), Ltd., as lessor, Lessee and SAS BV, as amended by the Deed of Novation and Amendment dated 28 August 1997 by and among Lessee, SAS BV, Lessor, AFG Investment Trust C ("Trust C"), AFG Investment Trust D ("Trust D"), CIT Leasing (Bermuda), Ltd. and C.I.T. Leasing Corporation ("Lender") and by Amendment No. 2 dated as of December 23, 1998 among Lessor, Lessee and SAS BV ("Amendment No. 2" and collectively, the "Lease"), Lessor leased to Lessee one Boeing 767-300ER Aircraft bearing manufacturer's serial number 24475 and Norwegian Registration Mark LN-RCG (as more particularly described in the Lease, the "Aircraft");

B. Pursuant to Amendment No. 2, the Lease Term was extended for an additional period of two (2) years, commencing on December 30, 1998 and terminating on December 29, 2000 (the "Existing Lease Term"). Lessee and Lessor desire to amend the Lease to extend the Lease Term for an additional period of two
     (2) years and eleven (11) months, commencing on December 30, 2000 and terminating on November 29, 2003, subject to the terms and conditions contained herein; and

C. Lender has agreed to consent to this Amendment No. 3, as such consent is required under the Aircraft Lease Assignment dated 28 August 1997, by and among Lessor, Trust C, Trust D, AFG ASIT Corp. and Lender;

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessee, SAS BV and Lessor agree that the Lease shall be amended as follows:

1. EXTENSION OF TERM. Provided that no Termination Event shall have occurred and be continuing on the last day of the Existing Lease Term or the first day of the Extended Term as defined below, the Lease Term shall be extended for a period of two (2) years and eleven (11) months, commencing on December 30, 2000 and ending on November 29, 2003 (the "Extended Term").

2. RENT. Notwithstanding anything to the contrary in the Lease, including, without limitation clause 7.1(b) of the Lease, the Rent payable on December 30, 2000 and on each monthly Payment Date thereafter during the Extended Term shall be U.S.$550,000.00 (the "Extension Rental Amount").

3. AGREED VALUE. The Agreed Value for the Aircraft during the Extended Term shall be as set forth in Schedule 1 attached hereto.

4. EXTENSION OPTIONS. Notwithstanding anything to the contrary in the Lease, Lessee shall be entitled, provided no Termination Event has occurred and is continuing, on giving Lessor written notice (which notice, when given shall be irrevocable) not less than one hundred and eighty (180) days prior to the end of the Extended Term to extend the Lease Term for one twelve (12) month period (the "Renewal Term"). During the Renewal Term the provisions of the Lease shall remain in full force and effect, provided that notwithstanding anything to the contrary in the Lease, including, without limitation clause 7.1(b) of the Lease, the Rent payable on each Payment Date during the Renewal Term shall be the Extension Rental Amount.

5. AIRCRAFT MODIFICATIONS. Lessor hereby consents to the modifications to the Aircraft performed substantially in accordance with Schedule 2 attached hereto (the "Modifications"), but only to the extent that the Modifications comply with all requirements set forth in the Lease, including without limitation, clauses 13 and 19 thereof. Lessor agrees that in the event that the Modifications are completed in accordance with the preceding sentence, Lessor shall, upon the return of the Aircraft in accordance with the provisions of clause 19 of the Lease and so long as no Termination Event shall have occurred and be continuing, pay Lessee in a lump sum an amount equal to the product of (a) the lower of (i) US$1,400,000.00 or (ii) the actual cost of the Modifications incurred by Lessee and (b) the quotient obtained by dividing (i) the number of calendar months from the date the Modifications are completed to the expiration or termination of the Lease Period (as extended hereby and as may be further extended pursuant to paragraph 4 above or terminated in accordance with the Lease, including, without limitation, pursuant to clause 21.1 thereof) by (ii) eighty four
     (84). Lessee will notify Lessor promptly after the Modifications have been completed, including the date of completion, the costs incurred by Lessee, and documentation of the costs incurred reasonably satisfactory to Lessor.

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

6. REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other that (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ii) it has the full power, authority and legal right to execute, deliver and perform its obligations under this Amendment No. 3, (iii) such execution, delivery and performance have been duly authorized by all necessary action, are not inconsistent with its organizational documents, do not violate any provision of any law, rule or regulation applicable to it, or any judgment or order binding on it, and do not contravene any provision of, or constitute a default under, any material indenture, mortgage, contract, or other instrument to which it is a party or by which it or its properties are bound, and (iv) this Amendment No. 3 has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

     Lessee represents and warrants to the Lessor that, to the best of its knowledge and belief, no Relevant Event has occurred and is continuing.

7. EFFECTIVENESS OF THE LEASE. Except as specifically amended by this Amendment No. 3, the Lease remains in full force and effect and has not otherwise been amended or modified.

8. COUNTERPARTS. This Amendment No. 3 may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

9. GOVERNING LAW; EFFECTIVENESS. This Amendment No. 3 shall be governed by and construed in accordance with English law and shall be effective upon the last to occur of (i) the execution hereof by Lessor, Lessee and SAS BV and
     (ii) the receipt by Lessor of the written consent of Lender hereto.

10. EXPENSES. Each party shall pay its own costs and expenses in connection with the preparation, execution and delivery of this Amendment No. 3.

11. REGISTRATION. Each party agrees to any registration or filing under the laws of Norway in respect of this Amendment No. 3 necessary or appropriate to cause the Aircraft to remain duly registered in the Register of Aircraft in accordance with the laws of Norway during the Extended Term as required under clause 15.2 of the Lease.

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

     IN WITNESS WHEREOF, Lessor, Lessee and SAS BV have caused this Amendment No. 3 to be duly executed as of the date and year first above written.

                                       FIRST SECURITY BANK, NA,
                                       not in its individual capacity but
                                       solely as Owner Trustee


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:


                                       SCANDINAVIAN AIRLINES SYSTEM
                                       Denmark, Norway, Sweden
                                             Lessee

                                       By:
                                          ------------------------------
                                          Name:
                                          Title:


                                       SAS CAPITAL BV


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:



                                       By:
                                          ------------------------------
                                          Name:
                                          Title:



                       [Signature Page to Amendment No. 3]


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

                                  AGREED VALUE

                          SCANDINAVIAN AIRLINE SYSTEMS
                            Schedule 1--Agreed Value
                   (Stated as a Percentage of Equipment Cost)

           AFTER                                              AGREED
        PAYMENT DUE                                          VALUE %*
        -----------                                          --------

         30-Dec-00                                             85.31
         30-Jan-01                                             84.73
         28-Feb-01                                             84.15
         30-Mar-01                                             83.56
         30-Apr-01                                             82.97
         31-May-01                                             82.37
         30-Jun-01                                             81.76
         30-Jul-01                                             81.15
         30-Aug-01                                             80.53
         30-Sep-01                                             79.91
         30-Oct-01                                             79.28
         30-Nov-01                                             78.64
         30-Dec-01                                             78.00
         30-Jan-02                                             77.34
         28-Feb-02                                             76.69
         30-Mar-02                                             76.02
         30-Apr-02                                             75.35
         30-May-02                                             74.67
         30-Jun-02                                             73.98
         30-Jul-02                                             73.29
         30-Aug-02                                             72.59
         30-Sep-02                                             71.88
         30-Oct-02                                             71.16
         30-Nov-02                                             70.44
         30-Dec-02                                             69.71
         30-Jan-03                                             68.97
         28-Feb-03                                             68.22
         30-Mar-03                                             67.46
         30-Apr-03                                             66.70
         30-May-03                                             65.93
         30-Jun-03                                             65.15
         30-Jul-03                                             64.36
         30-Aug-03                                             63.56
         30-Sep-03                                             62.75
         30-Oct-03                                             61.94
         30-Nov-03                                             61.00

*The Agreed Value for each date set forth in this Schedule 1 shall equal the product of the Agreed Value % set forth opposite such date multiplied by $65,000,000.

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

                                                                      Schedule 2


                                  MODIFICATIONS



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